SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2002

CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-10606 (Commission File Number)	77-0148231 (IRS Employer Identification No.)

2655 SEELY AVENUE, BUILDING 5
SAN JOSE, CALIFORNIA 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 943-1234

Item 4. Changes in Registrant’s Certifying Accountant.

     On March 22, 2002, Cadence Design Systems, Inc. (“Cadence” or the “Registrant”) decided not to renew the engagement of its current independent public accountant, Arthur Andersen LLP. This determination followed Cadence’s decision to seek proposals from other independent auditors to audit Cadence’s consolidated financial statements for its fiscal year ending December 28, 2002.

     On March 22, 2002, the Board of Directors, based on the recommendation of the Audit Committee, retained KPMG LLP as its independent auditors with respect to the audit of Cadence’s consolidated financial statements for its fiscal year ending December 28, 2002.

     During Cadence’s two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between Cadence and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Cadence as of and for the last two fiscal years ended December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen LLP is attached hereto as Exhibit 16.1.

     During Cadence’s two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, Cadence has not consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cadence’s financial statements.

Item 7. Financial Statements, Pro Forma and Exhibits.

(a)	Financial Statements of Business Acquired.

     Not applicable.

(b)	Pro Forma Financial Information.

     Not applicable.

(c)	Exhibits.

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent public accountant.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated as of March 27, 2002

CADENCE DESIGN SYSTEMS, INC

By:	/s/ William Porter

William Porter Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent public accountant.